UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 1, 2006

OWENS-ILLINOIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Michael Owens Way
Perrysburg, Ohio		43551-2999
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (567) 336-5000

(Former name or former address, if changed since last report.)
One SeaGate
Toledo, OH 43666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activity

On September 1, 2006, Owens-Illinois, Inc. (the “Company”) announced its decision to close its Godfrey, Illinois, machine parts manufacturing operation.  The press release announcing the closing is filed as exhibit 99.1 hereto and incorporated by reference herein.

The Company expects to record a charge in the third quarter for costs related to the closing including termination benefits, insurance, asset write downs, and other costs typically associated with a plant closing.  The amount of such charge cannot be estimated until the Company and the International Association of Machinists and Aerospace Workers conclude negotiations over the effects of the plant closing, as required by the union contract.  The Company expects to complete these negotiations, along with the details of the production phase-out, prior to finalizing its earnings for the third quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2006	OWENS-ILLINOIS, INC.
(registrant)

	By:	/s/ Edward C. White
Name: Edward C. White
	Its:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit 99.1	Owens-Illinois, Inc. press release dated September 1, 2006.